UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005 (August 3, 2005)
WQN, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	000-27751 (Commission File Number)	75-2838415 (I.R.S. Employer Identification Number)
14911 Quorum Drive, Suite 140, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75254
(Zip Code)
972-361-1980
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Principal Officer; Appointment of Principal Officer
SIGNATURE

Item 5.02. Departure of Principal Officer; Appointment of Principal Officer.
(c)	Michael Miller, our Chief Financial Officer, resigned effective August 9, 2005. B. Michael Adler, our Chief Executive Officer, was appointed our Chief Accounting Officer by our board of directors effective as of August 9, 2005.

B. Michael Adler is the founder of WQN and was our Chairman of the Board since our inception in 1996 through March 2004. Mr. Adler has been our Chief Executive Officer and President since March 2004. Mr. Adler also served as our Chief Executive Officer from 1996 to 2001. Mr. Adler was a director of Intellicall, Inc., a publicly traded public access communications company, until its merger with Wireless WebConnect!, Inc. on March 30, 2001. Mr. Adler founded Intellicall in 1984 and served as Chairman or Vice Chairman of the Board from its inception until November 1993. From November 1993 until July 1999, Mr. Adler was the Chairman of the Board of The Payphone Company Limited, a company that installs and owns a wireless pay phone network in Sri Lanka. For approximately the last eight years, he has been the Chief Executive Officer of Eagle Venture Capital, LLC, a Delaware limited liability company (“Eagle Venture”), formerly known as WQN Networks, LLC.

Mr. Adler holds a controlling interest in Eagle Venture, which owns approximately 2.6 million, or 41%, of the outstanding shares of common stock of our Company as of December 31, 2004. In the past, Eagle Venture has extended loans or made credit available to us, all of which have been repaid in full. No such loan or credit extension has been outstanding since July 2002.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2005	WQN, INC.
	By:	/s/ B. Michael Adler
B. Michael Adler
President and Chief Executive Officer